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                                                                  EXHIBIT (a)(5)

                               ATRION CORPORATION

                           OFFER TO PURCHASE FOR CASH

                    UP TO 400,000 SHARES OF ITS COMMON STOCK
                                       AT
                        A PURCHASE PRICE NOT GREATER THAN
                      $10.00 NOR LESS THAN $8.00 PER SHARE

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     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON TUESDAY, APRIL 20, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                                  March 22, 1999

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase dated March 22, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Atrion Corporation, a Delaware corporation (the "Company"), to purchase up to 400,000 shares of its common stock, par value $.10 per share (such shares, together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 1, 1990, as amended, between the Company and American Stock Transfer & Trust Company as Rights Agent, are hereinafter referred to as the "Shares"), at prices not greater than $10.00 nor less than $8.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer.

      The Company will, upon the terms and subject to the conditions of the Offer, determine the lowest single per Share price (not greater than $10.00 nor less than $8.00 per Share), net to the seller in cash (the "Purchase Price"), that will allow it to purchase 400,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn) pursuant to the Offer. The Company will pay the Purchase Price for all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, the procedure pursuant to which Shares will be accepted for payment and the proration provisions. Certificates representing Shares tendered at prices in excess of the Purchase Price and not withdrawn and Shares not purchased because of proration will be returned at the Company's expense. The Company reserves the right, in its sole discretion, to purchase more than 400,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

      THIS OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 6 OF THE OFFER TO PURCHASE.

      We are the holder of record of Shares held for your account. As such, a tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.


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      We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

       Your attention is invited to the following:

            (1) You may tender Shares at prices (in increments of $0.25), which cannot be greater than $10.00 nor less than $8.00 per Share, as indicated in the attached Instruction Form, net to you in cash.

            (2) The Offer is for a maximum of 400,000 Shares, constituting approximately 14.2% of the total Shares outstanding as of March 19, 1999. The Offer is subject to certain conditions set forth in Section 6 of the Offer to Purchase.

            (3) The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Tuesday, April 20, 1999, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

            (4) As described in the Offer to Purchase, if at the expiration of the Offer, more than 400,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer) have been validly tendered at prices at or below the Purchase Price and not withdrawn, the Company will purchase Shares in the following order of priority:

                  (a) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any stockholder who owned beneficially as of the close of business on March 19, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

                  (b) after purchase of all the foregoing Shares, all other
            Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchase of fractional shares). See
            Section 1 of the Offer to Purchase for a discussion of proration.

            (5) Tendering stockholders who are registered holders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer. However, a tendering stockholder who holds Shares through a broker, dealer or custodian may be required by such entity to pay a service charge or other fee.

            (6) If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

            (7) If you owned beneficially as of the close of business on March 19, 1999, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Date and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

      THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

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      If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

      YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE OF THE OFFER.

      The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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                                INSTRUCTION FORM
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                      UP TO 400,000 SHARES OF COMMON STOCK
                              OF ATRION CORPORATION
                      AT A PURCHASE PRICE NOT GREATER THAN
                      $10.00 NOR LESS THAN $8.00 PER SHARE

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 22, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Atrion Corporation (the "Company") to purchase up to 400,000 shares of its common stock, par value $.10 per share (such shares, together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 1, 1990, as amended, between the Company and American Stock Transfer & Trust Company as Rights Agent, are hereinafter referred to as the "Shares"), at prices not greater than $10.00 nor less than $8.00 per Share, net to the undersigned in cash, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

      This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

[ ] By checking this box, all Shares held by us for your account will be tendered.

      If fewer than all Shares held by us for your account are to be tendered, please check the following box and indicate below the aggregate number of Shares to be tendered by us. [ ]*

                                     SHARES
                             --------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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                         PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED.

         IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE
          LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED MUST BE USED.
                               (SEE INSTRUCTION 5)
           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
          NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX
          AND INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.
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
               [ ]   $8.00                           [ ]   $9.00
               [ ]   $8.25                           [ ]   $9.25
               [ ]   $8.50                           [ ]   $9.50
               [ ]   $8.75                           [ ]   $9.75
                                 [ ]   $10.00

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                                    ODD LOTS
                               (SEE INSTRUCTION 9)

      This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially as of the close of business on March 19, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

      The undersigned either (check one box):

[ ] owned beneficially as of the close of business on March 19, 1999, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

[ ]   is a broker, dealer, commercial bank, trust company or other nominee that
      (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on March 19, 1999, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

      If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares are Being Tendered" in this Letter of Transmittal). [ ]
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      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERTY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


                                          SIGN HERE:
Date:         , 1999
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                                                        Signature(s)
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Area Code and Telephone Number

                                          Name
                                              ----------------------------------
--------------------------------
Taxpayer Identification or                Address
Social Security Number                           -------------------------------


                                          --------------------------------------
                                            Taxpayer Identification or Social
                                                    Security Number

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